                                                            EXHIBIT 23.5





                          CONSENT OF J. F. KEELER, JR.


     In reference to the Registration Statement on Form S-1 and the related Prospectus of AirNet Systems, Inc. (File No. 333-3092), I hereby consent to the references to me under the caption "MANAGEMENT - Executive Officers and Directors" of such Registration Statement and confirm that I have agreed to join the Board of Directors of AirNet Systems, Inc. upon the consummation of the offering contemplated by such Registration Statement.


Columbus, Ohio                          /s/ J. F. KEELER, JR.
May 2, 1996